                                                                     EXHIBIT 3.3

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           MILESTONE HEALTHCARE, INC.


         MileStone Healthcare, Inc. is a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. The name under which the corporation was originally incorporated is Intrastone Healthcare Ventures, Inc. The date on which its original Certificate of Incorporation was filed with the Secretary of State of Delaware is March 6, 1991. This Amended and Restated Certificate of Incorporation, which restates and further amends the Certificate of Incorporation as heretofore amended, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. The provisions of the original Certificate of Incorporation, and any and all amendments thereto or restatements thereof, are hereby further amended and restated so as to read, in their entirety, as follows:

                                       I.

         The name of the corporation is MileStone Healthcare, Inc.

                                      II.

         The purpose for which the corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

                                      III.

         The corporation is to have perpetual existence.

                                      IV.

         (A) Classes of Stock. The total number of shares of stock which the corporation shall have authority to issue is 21,000,000 shares, consisting of 10,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"); 10,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common") (the Common Stock and Class B Common are collectively referred to hereinafter as the "Common Capital Stock"); and 1,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

         (B) Rights, Preferences, Privileges and Restrictions of Preferred Stock. The board of directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of Preferred Stock and of each series within any such class of Preferred Stock and may increase or decrease the number of shares within each such class or series of Preferred Stock; provided, however, that the board of directors may not decrease the number of shares within a class or series of Preferred Stock to less than the number of shares within such class or series of Preferred Stock that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

         (C) Rights, Preferences, Privileges and Restrictions of Common Capital Stock. All shares of Common Capital Stock will be identical and will entitle the holders thereof to the same rights, preferences and privileges as set forth below in this Article (IV)(C), except as otherwise provided herein and as provided by law.

                 1.       Voting Rights.

                          (a)     Common Stock.  Except as set forth herein or
as otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

                          (b)     Class B Common.  Except as set forth herein
or as otherwise required by law, each outstanding share of Class B Common shall not be entitled to vote on any matter on which the stockholders of the corporation shall be entitled to vote, and shares of Class B Common shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Common Stock and the holders of shares of Class B Common are entitled to vote, except as otherwise required by law, all shares of Common Capital Stock shall vote together as a single class, and each holder of shares of Class B Common entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of the Class B Common shall be entitled to vote as a separate class on any amendment to this paragraph (b) of this Section (C)(1) and on any amendment, repeal or modification of any provision of this Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of the Class B Common.

                 2. Dividends. Dividends may be paid by the corporation, whenever funds are legally available therefor, to the holders of shares of Common Capital Stock.

                 3.       Conversion.

                          (a)     Conversion of Common Stock.  Subject to and
upon compliance with the provisions of this Section (C)(3), any Regulated Stockholder (as defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Common Stock held by such stockholder into the same number of shares of Class B Common.

                          (b)     Conversion of Class B Common.  Subject to and
upon compliance with the provisions of this Section (C)(3), each record holder of Class B Common shall be entitled to convert, at any time and from time to time, any or all of the shares of Class B

Common held by such stockholder into the same number of shares of Common Stock; provided, however, that no holder of shares of Class B Common shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder and its Affiliates (as defined below), directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Capital Stock or other securities of any kind issued by the corporation that such holder and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates.

                          (c)     Conversion Procedure.  Each conversion of
shares of Common Capital Stock of the corporation into shares of Common Stock or Class B Common of the corporation, as the case may be, shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Common Shares") at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by written notice to the holders of Common Capital Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Common Shares, stating that such holder desires to convert the Converting Common Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Common Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Common Shares are to be issued and shall include instructions for the delivery thereof and shall also contain a representation that the conversion of such shares is permitted under applicable law. The corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Subject to the provisions of this Section (C)(3), promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Common Shares issuable upon such conversion, and the corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates unless at the time of issuance, such legends are no longer required) representing any shares which were represented by the certificate or certificates that were delivered to the corporation in connection with such conversion, but which were not converted, provided, however, that if such conversion is subject to paragraph (d) of this Section
(C)(3) below, the corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Subject to the provisions of this Section (C)(3), such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the corporation, and at such time the rights of the holder of the Converting Common Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (d) of this Section (C)(3) below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein), and the person or persons in whose name or names the certificate or certificates for the Converted Common Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Common Shares. Upon issuance of shares in accordance with this Section (C)(3), such Converted Common Shares shall be deemed to be duly authorized, validly issued fully paid and non-assessable.

         Notwithstanding any provision of this Section (C)(3) to the contrary, the corporation shall not be required to record the conversion of, and no holder of shares shall be entitled to convert, shares of Class B Common into shares of Common Stock unless such conversion is permitted hereunder or under applicable law; provided, however, that the corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of shares by such holder is permitted under applicable law, and in no event shall the corporation be liable to any such holder or any third party arising from any such conversion whether or not permitted by applicable law.

                          (d)     Notice of Conversion to Other Regulated
Stockholders; Deferral. The corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder above 4.9% of the corporation's outstanding voting stock (other than any such stockholder which requested that the corporation take such action, or which otherwise waives in writing its rights under this paragraph (d) of this Section (C)(3)), unless the corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Capital Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Common Stock, it shall notify the corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (d) of this Section (C)(3) at the end of the Deferral Period. Without giving each Regulated Stockholder at least twenty
(20) days prior written notice, the corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Capital Stock if such action will increase over 24.9% the percentage of outstanding capital stock owned or controlled by any Regulated Stockholder and its Affiliates (other than a stockholder which waives in writing its rights under this Section (d)).

                          (e)     Stock Splits; Adjustments.  If the
corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or the Class B Common, then the outstanding shares of each other class of Common Capital Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

         In case of any reorganization, reclassification or change of shares of the Common Stock or the Class B Common (other than a change in par value or from par to no par value as a result of a subdivision or combination), or in case of any consolidation of the corporation with one or more corporations or a merger of the corporation with another corporation (other than a consolidation or merger in which the corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock or Class B Common), provision shall be made so that each holder of a share of Common Stock or Class B Common shall have the right at any time thereafter as nearly as practicable, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock or Class B Common into which such shares of Common Stock or Class B Common, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such a reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock or Class B Common that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock or Class B Common into which such Common Stock or Class B Common, as the case may be, might have been converted immediately prior to such event.

         The corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder would be required to take (i) any voting securities which would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder, or (ii) any securities convertible into voting securities which, if such conversion took place, would cause such holder to violate any law, regulation or other requirement of any governmental body applicable to such holder other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

                          (f)     Reservation of Shares.  The corporation shall
at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Class B Common or its treasury shares, solely for the purpose of issuance upon the conversion of shares of outstanding Common Stock and Class B Common, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Common Stock and Class B Common.

         Shares of Common Stock and Class B Common that are converted into shares of another class shall not be reissued, except for reissuances in connection with the conversion of shares of Common Stock held by Regulated Stockholders into shares of Class B Common, and the conversion of shares of Class B Common into shares of Common Stock.

                 4. As used in this Section (C) of this Article IV, the following terms shall have the meanings shown below:

                          (a)     "Affiliate" shall mean with respect to any
Person, any other Person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                          (b)     "Person" shall mean an individual, a
partnership, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

                          (c)     "Regulated Stockholder" shall mean (i) any
stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation) ("Regulation Y") and that holds shares of Common Capital Stock of the corporation originally issued upon exercise of warrants issued pursuant to that certain Warrant Agreement dated May 31, 1995 between the corporation and the investor party thereto, or shares issued upon the conversion(s) of such shares, so long as such stockholder shall hold, and only with respect to, such shares of Common Capital Stock or shares issued upon conversion(s) of such shares, (ii) any Affiliate of any such Regulated Stockholder that is a transferee of any shares of Common Capital Stock of the corporation, so long as such Affiliate shall hold, and only with respect to, such shares of Common Capital Stock or shares issued upon conversion(s) of such shares and (iii) any Person to which such Regulated Stockholder or any of its Affiliates has transferred such shares, so long as such transferee shall hold, and only with respect to, any such shares or any shares issued upon conversion(s) of such shares but only if such Person (or any Affiliate of such Person) is subject to the provisions of Regulation Y.

                                       V.

         The street address of the registered office of the corporation is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                      VI.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the corporation with respect to any act or omission occurring prior to such repeal or modification.

                                      VII.

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article VII. The right to indemnification under this Article VII shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise. The corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this
Article VII by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                     VIII.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      IX.

         No contract or other transaction between the corporation and any other corporation and no other acts of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the corporation, or at any special meeting of the stockholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the corporation may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business which competes with the business of the corporation and shall be free in all such capacities to make investments in any kind of property in which the corporation may make investments.

                                       X.

         Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws.

         I, THE UNDERSIGNED, being the President of MileStone Healthcare, Inc., do hereby execute this Amended and Restated Certificate of Incorporation, declaring and certifying under penalties of perjury that the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of __________, 1996.



[SEAL]
                                        ---------------------------------------
                                        Charles L. Allen
                                        President


                                        ATTEST:




                                        ---------------------------------------
                                        William A. Brosius
                                        Secretary